UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 30, 2012
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Form 12b-25 Notification of Late Filing filed by Enterprise Financial Services Corp (the “Company”) on March 15, 2012, the Company is delayed in filing with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) because of the need to restate its financial statements for the year ended December 31, 2010 and the interim financial statements included in its Quarterly Reports on Form 10-Q as of and for each of the periods ended March 31, June 30, and September 30, for 2010 and 2011, respectively.

As of March 30, 2012, the Company remained unable to file the Form 10-K. As a result, on March 30, 2012, in accordance with standard procedures related to the delayed filing of the Form 10-K with the SEC, the Company received a letter from The NASDAQ OMX Group (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1). The NASDAQ letter notes that the Company is required to submit a plan to regain compliance with NASDAQ's filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter. Upon acceptance of the Company's compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K's filing date for the Company to regain compliance with NASDAQ's filing requirements for continued listing. The NASDAQ notice has no immediate effect on the listing or trading of the Company's common stock on the NASDAQ Global Select Market.

The Company anticipates that it will fully regain compliance with the NASDAQ continued listing requirements upon filing its Form 10-K and that the filing of the Form 10-K within the 60-day period will eliminate the need for the Company to submit a formal plan to regain compliance.

A press release, dated April 2, 2012, disclosing the Company's receipt of the NASDAQ notification letter is attached as Exhibit 99.1 and is furnished herewith.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

ENTERPRISE FINANCIAL SERVICES CORP

Date:	April 2, 2012	By:	/s/ Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller